AMENDMENT NO. 1 TO FEE WAIVER AGREEMENT

      AGREEMENT by and between Touchstone Funds Group Trust, a Delaware business trust (the "Trust"), and Touchstone Advisors, Inc. (the "Advisor").

      WHEREAS, the Trust and the Advisor entered into a Fee Waiver Agreement dated March 1, 2006 whereby the Advisor agreed to limit certain Funds "Other Expenses" to the dates and limits stated in the Agreement; and

      WHEREAS, the Trust and the Advisor wish to amend the Agreement as of November 20, 2006 (the "Amended Agreement") to reflect (i) changes in the Funds' names (ii) changes in share class designations for certain Funds and (iii) the establishment of new share classes for certain Funds.

      NOW THEREFORE, the Adviser hereby agrees to limit the Funds' "Other Expenses" for the length of time and limits stated in this Amended Agreement.

                                                                                      OTHER EXPENSES
FUND                                                 LENGTH/TYPE OF LIMITATION             LIMITs
--------------------------------------------   ------------------------------------   --------------
Touchstone Diversified Growth Fund Class A     Contractual waiver through 3/1/2008         0.15%
Touchstone Diversified Value Fund Class A      Contractual waiver through 3/1/2008         0.15%
Touchstone Diversified Value Fund Class C      Contractual waiver through 3/1/2008         0.15%
Touchstone Family Heritage Fund Class A        Contractual waiver through 3/1/2008         0.15%
Touchstone Family Heritage Fund Class C        Contractual waiver through 3/1/2008         0.15%
Touchstone International Equity Fund Class A   Contractual waiver through 3/1/2008         0.25%*
Touchstone International Equity Fund Class C   Contractual waiver through 3/1/2008         0.25%*
Touchstone Small Cap Fund Class A              Contractual waiver through 3/1/2008         0.15%*
Touchstone Small Cap Fund Class C              Contractual waiver through 3/1/2008         0.15%*
Touchstone Strategic Value and High Income
  Fund Class A                                 Contractual waiver through 3/1/2008         0.15%
Touchstone Strategic Value and High Income
  Fund Class C                                 Contractual waiver through 3/1/2008         0.15%
Touchstone Tax-Exempt Bond Fund Class A        Contractual waiver through 3/1/2008         0.15%
Touchstone Mid Cap Fund Class Y                Contractual waiver through 3/1/2008         0.10%
Touchstone Mid Cap Fund Class Z                Contractual waiver through 3/1/2008         0.10%
Touchstone Sands Capital Select Growth Fund
  Class Y                                      Contractual waiver through 3/1/2008         0.25%
Touchstone Sands Capital Select Growth Fund
  Class Z                                      Contractual waiver through 3/1/2008         0.25%
Touchstone Strategic Value and High Income
  Fund Class Y                                 Contractual waiver through 3/1/2008         0.15%
Touchstone HLAM Large Cap Quality Stock
  Fund Class II                                Contractual waiver through 10/1/2008        0.25%
Touchstone Pitcairn Select Value
  Fund Class II                                Contractual waiver through 3/1/2008         0.20%
Touchstone Pitcairn Taxable Bond
  Fund Class II                                Contractual waiver through 3/1/2008         0.25%

*The fee waiver obligation will be reduced by up to 0.01% to the extent that the Fund earns revenues from securities lending activities.

      IN WITNESS WHEREOF, the Parties hereto have caused this Amended Agreement to become effective as of November 20, 2006.

TOUCHSTONE FUNDS GROUP TRUST


By: /s/ Gregory A. Harris
    ---------------------------------
Name: /s/ Gregory A. Harris
Title: VP Fund Adminstration


TOUCHSTONE ADVISORS, INC.


By: /s/ Gregory A. Harris
    ---------------------------------
Name: /s/ Gregory A. Harris
Title: VP Fund Adminstration